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                                                               EXHIBIT 99(g)(1)

                                CUSTODY AGREEMENT

     AGREEMENT dated as of February 4, 1997 between St. Clair Funds, Inc. ("St. Clair"), a Maryland Corporation with its principal place of business at 480 Pierce Street, Birmingham, MI 48009, on behalf of the investment portfolios of St. Clair identified on Schedule A attached hereto (which may be amended from time to time by attaching Schedule A, a revised list of portfolios, dated and signed by an authorized representative of each party hereto) (individually, a "Fund" and collectively, the "Funds"), and Comerica Bank (the "Custodian"), a Michigan banking corporation and a wholly-owned subsidiary of Comerica Incorporated, with its principal place of business at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan.

                              W I T N E S S E T H:

     That for and in consideration of the mutual promises hereinafter set forth, St. Clair and the Custodian agree as follows:

1.   DEFINITIONS.

     Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a) "Authorized Person" shall be deemed to include the Chairman of the Board of Directors, the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of a Fund and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

     (b) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

     (c) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of St. Clair by any two Authorized Persons or any two officers thereof.

     (d) "Articles of Incorporation" shall mean the Articles of Incorporation of St. Clair filed with the State of Maryland Department of Assessments and Taxation on May 23, 1984, as now in affect and as the same may be amended from time to time.

     (e) "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term " Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

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     (f) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

     (g) "Oral Instructions" shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

     (h) "Prospectus" shall mean a Fund's current prospectus and statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended.

     (i) "Shares" refers to the shares of beneficial interest, $.001 par value per share of a Fund, as may be issued by the Fund from time to time.

     (j) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, options and other securities, commodity interests and investments, including currency, from time to time of a Fund, including futures contracts, forward contracts and options on futures contracts and forward contracts.

     (k) "Transfer Agent" shall mean the person which performs as the transfer agent, dividend disbursing agent and shareholder servicing agent functions for St. Clair.

     (l) "Written Instructions" shall mean a written communication actually received by the Custodian signed by two Authorized Persons or form two persons reasonably believed by the Custodian to be Authorized Persons by telex or facsimile machine or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication; however, "Written Instructions" from St. Clair's Administrator, First Data Investor Services Group, Inc., to the Custodian shall mean an electronic communication transmitted by fund accountants and their managers (who have been provided an access code by the Administrator) and actually received by the Custodian.

     (m) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

2.   APPOINTMENT OF CUSTODIAN.

     (a) St. Clair hereby constitutes and appoints the Custodian as custodian of all the Securities and monies at the time owned by or in the possession of the Funds during the period of this Agreement.

     (b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.



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     (c) The Custodian understands and acknowledges that St. Clair intends to issue Shares of separate series and classes, and may classify and reclassify Shares of such series and classes. The Custodian shall identify to each such series or class the property belonging to such series or class and in such reports, confirmations and notices to St. Clair called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains. In the event St. Clair establishes one or more portfolios other than the Funds with respect to which St. Clair wishes to retain the Custodian to act as custodian, St. Clair shall so notify the Custodian in writing. If the Custodian is willing to render such services, the Custodian shall notify St. Clair in writing whereupon each such portfolio shall be deemed to be a Fund hereunder.

3.   COMPENSATION.

     (a) St. Clair will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule B and incorporated herein.

     (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule B of this Agreement a revised Fee Schedule, dated and signed by an Authorized Officer or authorized representative of each party hereto.

     (c) The Custodian will bill St. Clair as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule for St. Clair. St. Clair will promptly pay to the Custodian the amount of such billing. The Custodian may charge against any monies held on behalf of a Fund pursuant to this Agreement such compensation and any expenses incurred by the Custodian (and reimbursable by the Fund) in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against any money held on behalf of a Fund pursuant to this agreement the amount of any loss, damage, liability or expense incurred with respect to the Fund, including reasonable counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

          The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling transactions outside of Detroit, Michigan or New York City, New York involving the purchase and sale of Securities.

     (d) Each Fund will use reasonable efforts to avoid cash overdrafts in its account and will provide offsetting balances with respect to any cash overdrafts that may occur from time to time.

4.   CUSTODY OF CASH AND SECURITIES.

     (a)  RECEIPT AND HOLDING OF ASSETS.

          St. Clair will deliver or cause to be delivered to the Custodian all Securities and monies owned by the Funds, including cash received from the issuance of Shares, at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and monies until actually received by it. St. Clair shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions or Written Instructions, as to the manner in which and in what amounts Securities and monies are to be deposited on behalf of the



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     Funds in the Book-Entry System or a Depository and specifically allocated on the books of the Custodian to the Funds; provided, however, that prior to the initial deposit of Securities of the Funds in the Book-Entry System or a Depository, including a deposit connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate or Written Instructions specifically approving such deposits by the Custodian in the Book-Entry System or a Depository. Securities and monies of the Funds deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts which the Custodian acts in a fiduciary or representative capacity.

     (b) ACCOUNTS AND DISBURSEMENTS. The Custodian shall establish and maintain a separate account for each Fund and shall credit to the separate account all monies received by it for the account of the Fund and shall disburse the same only:

          1. In payment for Securities purchased for the Fund, as provided in
          Section 5 hereof;

          2. Pursuant to Written Instructions, for the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees and operating expenses of the Fund whether or not such expenses are, in whole or in part, to be capitalized or treated as deferred expenses;

          3. In payment of dividends or distributions with respect to the Shares of the Fund, as provided in Section 7 hereof;

          4. In payment of original issue or other taxes with respect to the Shares of the Fund, as provided in Section 8 hereof;

          5. In payment for Shares which have been redeemed by the Fund, as provided in Section 8 hereof;

          6. Pursuant to Written Instructions, setting forth the name and address of the Fund and the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made;

          7. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund, as provided in
          Section 3(a) and Section 11(h) hereof, or

          8. To a sub-custodian pursuant to Section 11(f) hereof.

     (c) CONFIRMATION AND STATEMENTS. Promptly after the close of business on each day, the Custodian shall furnish each Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where securities purchased by the Funds are in a tangible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Depository or the Book-Entry System, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to the Funds. At least monthly, the Custodian shall furnish each Fund with a detailed statement of the



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     Securities and monies held for the Fund under this Agreement. The Custodian shall also furnish St. Clair with such periodic and special reports as St. Clair may reasonably request, and such other information as may be agreed upon from time to time.

     (d) REGISTRATION OF SECURITIES AND PHYSICAL SEPARATION. All Securities held for the Funds which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or a Depository or their successor or successors, or their nominee or nominees. St. Clair reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities of the Funds. St. Clair agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or a Depository, any Securities which it may hold for the account of the Funds and which may from time to time be registered in the name of the Funds. The Custodian shall hold all such Securities specifically allocated to a Fund which are not held in the Book-Entry System or a Depository in a separate account for the Fund in the name of the Fund physically segregated at all times from those of any other person or persons.

     (e) SEGREGATED ACCOUNTS. Upon receipt of a Written Instruction the Custodian will establish segregated accounts on behalf of the Funds to hold liquid or other assets as it shall be directed by a Written Instruction and shall increase or decrease the assets in such segregated accounts only as it shall be directed by subsequent Written Instruction.

     (f) COLLECTION OF INCOME AND OTHER MATTERS AFFECTING SECURITIES. Unless otherwise instructed to the contrary by a Written Instruction, the Custodian by itself, or through the use of the Book-Entry System or a Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Funds in accordance with this Agreement:

          1. Collect all income due or payable;

          2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to a Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds which are owned by a Fund and held by the Custodian or its nominees. Nor shall the Custodian have any responsibility or liability to a Fund for any loss by a Fund for any missed payment or other defaults resulting therefrom; unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by a Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to a Fund for the accuracy or completeness of any notification the Custodian may furnish to a Fund with respect to put bonds;

          3. Surrender Securities in temporary form for definitive Securities;


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          4. Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect;

          5. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Funds all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Funds;

          6. Transmit promptly to the Fund any proxy statement, proxy materials, notice of a call or conversion or similar communication received by it as Custodian; and

          7. Receive and hold for the account of each Fund all securities received as a distribution on the Fund's portfolio of securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities belonging to the Fund.

     (g) DELIVERY OF SECURITIES AND EVIDENCE OF AUTHORITY. Upon receipt of Written Instructions and not otherwise, except for subparagraphs 5, 6, and 7 of this section 4(g) which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book-Entry System or a Depository, shall:

          1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Fund as owner of any Securities may be exercised;

          2. Deliver or cause to be delivered any Securities held for a Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

          3. Deliver or cause to be delivered any Securities held for a Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for the Fund certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of a Fund and take such other steps as shall be stated in Written Instructions to be for the purpose of effecting any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

          5. Deliver Securities owned by a Fund upon sale of such Securities for the account of the a Fund pursuant to Section 5;


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          6. Deliver Securities owned by a Fund upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Fund;

          7. Deliver Securities owned by a Fund to the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 10(f) or into the name or nominee name of any sub-custodian appointed pursuant to Section 10(e); or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided, however, that in any such case, the new Securities are to be delivered to the Custodian;

          8. Deliver Securities owned by a Fund to the broker for examination in accordance with "street delivery" custom;

          9. Deliver Securities owned by a Fund in accordance with the provisions of any agreement among the Fund, the Custodian and any broker-dealer or any similar organization or organizations relating to compliance with the rules of any options clearing entity or securities or commodities exchange, regarding escrow or other arrangements in connection with transactions by the Fund;

          10. Deliver Securities owned by a Fund in accordance with the provisions of any agreement among the Fund, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

          11. Deliver Securities owned by a Fund for delivery in connection with any loans of securities made by the Fund but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

          12. Deliver Securities owned by a Fund for delivery as security in connection with any borrowings by the Fund requiring a pledge of Fund assets, but only against receipt of amounts borrowed;

          13. Deliver Securities owned by a Fund upon receipt of Written Instructions from the Fund for delivery to the Transfer Agent or to the holders of Shares in connection with the distributions in kind, as may be described from time to time in the Fund's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

          14. Deliver Securities as collateral in connection with short sales of securities by a Fund;

          15. Deliver Securities for any purpose expressly permitted by and in accordance with procedures described in a Fund's Prospectus or resolution adopted by its Board of Directors signed by an Authorized Person and certified by the Secretary of St. Clair; and



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          16. Deliver Securities owned by a Fund or any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Directors signed by an Authorized Person and certified by the Secretary of St. Clair, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

     (h) ENDORSEMENT AND COLLECTION OF CHECKS, ETC. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of a Fund; provided, however, that the Custodian shall not be liable pursuant to this Agreement for any money, whether or not represented by check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the Book-Entry System or the Depository.

5.   PURCHASE AND SALE OF INVESTMENTS OF A FUND.

     (a) Promptly after each purchase of Securities for a Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instructions and (ii) with respect to each purchase of Money Market Securities, either Written Instructions or Oral Instructions, in either case specifying with respect to each purchase: (1) the name of the issuer and the title of the Securities; (2) the number of shares or the principal amount purchased and accrued interest, if any; (3) the date of purchase and settlement; (4) the purchase price per unit; (5) the total amount payable upon such purchase;
     (6) the name of the person from whom or the broker through whom the purchase was made, if any; (7) whether or not such purchase is to be settled through the Book-Entry System or a Depository; and (8) whether the Securities purchased are to be deposited in the Book-Entry System or Depository; and (8) whether the Securities purchased are to be deposited in the Book-Entry System or a Depository. The Custodian shall receive the Securities purchased by or for the Fund and upon receipt of Securities or, as appropriate, a copy of the broker's or dealer's confirmation or payee's invoice, shall pay out of the monies held for the account of the Fund the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instructions.

     (b) Promptly after each sale of Securities of a Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each sale of Money Market Securities, either Written Instructions or Oral Instructions, in either case specifying with respect to such sale: (1) the name of the issuer and the title of the Securities;
     (2) the number of shares or principal amount sold, and accrued interest, if any; (3) the date of sale; (4) the sale price per unit; (5) the total amount payable to the Fund upon such sale; (6) the name of the broker through whom or the person to whom the sale was made; and (7) whether or not such sale is to be settled through the Book-Entry System or a Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt for the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable to the Fund as set forth in such Written or Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and is customary



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     among dealers in Securities, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

6.   LENDING OF SECURITIES.

     (a) If St. Clair is permitted by the terms of its Articles of Incorporation and, as disclosed in its Prospectus to lend Securities, within 24 hours after each loan of Securities, a Fund, shall deliver to the Custodian Written Instructions specifying with respect to each such loan: (i) the name of the issuer and the title of the Securities; (ii) the number of shares or the principal amount loaned; (iii) the date of loan and delivery;
     (iv) the total amount to be delivered to the Custodian and specifically allocated against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (v) the name of the broker, dealer or financial institution to which the loan was made; and
     (vi) whether the Securities loaned are to be delivered through the Book-Entry System or a Depository.

     (b) Promptly after each termination of a loan of Securities, a Fund shall deliver to the Custodian Written Instructions specifying with respect to each such loan termination and return of Securities: (i) the name of the issuer and the title of the Securities to be returned; (ii) the number of shares or the principal amount to be returned; (iii) the date of termination; (iv) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instructions); (v) the name of the broker, dealer or financial institution from which the Securities will be returned; and (vi) whether such return is to be effected through the Book-Entry System or a Depository. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay the total amount payable upon such return of Securities as set forth in the Written Instructions. Securities returned to the Custodian shall be held as they were prior to such loan.

7.   PAYMENT OF DIVIDENDS OR DISTRIBUTIONS.

     (a) St. Clair shall furnish to the Custodian Written Instructions
     (i) authorizing the declaration of dividends or distributions with respect to a Fund on a specified periodic basis and specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any distribution by the Fund, the date of payment shall be determined, and the total amount payable to the Transfer Agent on the payment date.

     (b) Upon the payment specified in such Written Instructions, the Custodian shall pay to the Transfer Agent out of monies specifically allocated to and held for the account of a Fund the total amount payable to the Transfer Agent. In lieu of paying the Transfer Agent cash dividends and distributions, the Custodian may arrange for the direct payment of cash dividends and distributions to Shareholders by the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by and among St. Clair, the Custodian and the Transfer Agent.



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8.   SALE AND REDEMPTION OF SHARES OF ST. CLAIR.

     (a) Whenever a Fund shall sell any Shares, the Fund shall deliver or cause to be delivered to the Custodian Written Instructions duly specifying:

          1. The number of Shares sold, trade date, and price; and

          2. The amount of money to be received by the Custodian for the sale of such Shares.

          The Custodian understands and agrees that Written Instructions may be furnished subsequent to the purchase of Shares of the Fund and that the information contained therein will be derived from the sales of Shares as reported to the Fund by the Transfer Agent.

     (b) Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Fund.

     (c) Upon issuance of any Shares in accordance with the foregoing provisions of this Section 8, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of Written Instructions specifying the amount to be paid.

     (d) Except as provided hereafter, whenever any Shares are redeemed, the Fund shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions, specifying:

          1.   The number of Shares redeemed; and

          2.   The amount to be paid for the Shares redeemed.

          The Custodian further understands that the information contained in such Written Instructions will be derived from the redemption of Shares as reported to the Fund by the Transfer Agent.

     (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent of the total amount specified in Written Instructions issued pursuant to paragraph (d) of this Section 8. In lieu of paying the Transfer Agent said redemption proceeds as stated, the Custodian may arrange for the direct payment of said proceeds to Shareholders by the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by and among St. Clair, the Custodian and the Transfer Agent.

     (f) Notwithstanding the above provision regarding the redemption of Shares, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by Written Instructions, shall honor the check presented as part of such check redemption privilege out of the monies specifically allocated to the Fund in such advice for such purpose.

9.   INDEBTEDNESS.

     (a) St. Clair will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which a Fund borrows money, a notice or undertaking in the form currently employed by any bank setting forth the amount which such bank will loan to the Fund and the amount of collateral, if any, required for such loan. St. Clair shall promptly deliver to the Custodian Written Instructions stating with respect to each such borrowing:
     (i) the name of the bank; (ii) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement or evidence of indebtedness; (iii) the time and date, if known, on which the loan is to be entered into (the "Borrowing date"); (iv) the date on which the loan becomes due and payable; (v) the total amount payable to the Fund on the Borrowing Date; (vi) the market value of Securities, if any, to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal or other amount of any particular Securities; (vii) whether the Custodian is to deliver such collateral through the Book-Entry System or a Depository; and (viii) a statement that such loan is in conformance with the 1940 Act and the Fund's Prospectus.

     (b) Upon receipt of the Written Instructions referred to in subparagraph
     (a) above, the Custodian shall deliver on the Borrowing Date the specified collateral (if any) against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instructions. The Custodian may, at the option of the lending bank (unless the lending bank has not been appointed a custodian or sub-custodian of the Fund's assets, in which case the Custodian must), keep any such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the same manner as directed by the Fund from time to time such Securities specifically allocated to such Fund as may be specified in Written Instructions to collateralize further any transaction described in this Section 9. The Fund shall cause all Securities released from collateral status be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that St. Clair fails to specify in Written Instructions all of the information required by this
     Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

10.  PERSONS HAVING ACCESS TO ASSETS OF THE FUND.

     (a) No Trustee, officer, employee or agent of St. Clair, and no officer, director, employee or agent of a Fund's investment advisers, or any sub-investment adviser of a Fund, or of a Fund's administrator, shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with a Fund's investment advisers, with any sub-investment adviser of a Fund or with a Fund's administrator shall have access to the assets of the Fund.

     (b) The individual employees of the Custodian duly authorized by the Board of Directors of the Custodian to have access to the assets of the Funds are listed in the certification annexed hereto as Appendix A. The Custodian shall advise the Funds of any change in the individuals authorized to have access to the assets of the Fund by written notice to the Fund accompanied by a certified copy of the authorizing resolution of the Custodian's Board of Directors approving such change.

     (c) Nothing in this Section 10 shall prohibit any officer, employee or agent of the Fund, or any officer, director, employee or agent of the investment advisers, of any sub-investment adviser of the Funds or of the Funds' administrator, form giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of a Fund prohibited by paragraph (a) of this Section 10.

11.  CONCERNING THE CUSTODIAN.

     (a) STANDARD OF CONDUCT. In the performance of its duties hereunder, the Custodian shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy and completeness of all services under this Agreement. Except as otherwise provided herein, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its negligence, misfeasance or willful misconduct or that of its employees or agents. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to St. Clair or of its own counsel, at the expense of St. Clair, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Funds for any loss or damage resulting form the use of the Book-Entry System or a Depository arising by reason of any negligence, misfeasance or willful misconduct on the part of the custodian or any of its employees or agents.

     (b) LIMIT OF DUTIES. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

          1. The validity of the issue of any Securities purchased by the Funds, the legality of the purchase thereof, or the propriety of the amount paid therefor;

          2. The legality of the sale of any Securities by the Funds or the propriety of the amount for which the same are sold;

          3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

          4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

          5. The legality of the declaration or payment of any distribution of any Fund; or

          6. The legality of any borrowing.

     (c) NO LIABILITY UNTIL RECEIPT. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of a Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the Book-Entry System or a Depository.

     (d) AMOUNTS DUE FROM TRANSFER AGENT. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the funds from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

     (e) COLLECTION WHERE PAYMENT REFUSED. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after the due demand or presentation, unless and until
     (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action. The Custodian shall give the Funds prompt notice of each such event.

     (f) APPOINTMENT OF SUB-CUSTODIANS. In connection with its duties under this Agreement, the Custodian may, at its own expense, enter into sub-custodian agreements with other domestic banks or trust companies for the receipt of certain securities and cash to be held by the Custodian for the accounts of the Funds pursuant to this Agreement; provided that each such bank or trust company complies with all relevant provisions of the 1940 Act, applicable state securities laws and the rules and regulations thereunder. The custodian shall remain responsible for the performance of all of its duties under this Agreement and shall hold St. Clair harmless from the acts and omissions, under the standards of care provided for herein, of any domestic bank or trust company that it might choose pursuant to this Section. The parties hereto acknowledge that they intend to enter into a Sub-Custodian Agreement with Boston Safe Deposit and Trust Company or another institution agreeable to them providing for the custody of certain securities outside the United States in accordance with Rule 17f-5 under the 1940 Act.

     (g) NO DUTY TO ASCERTAIN AUTHORITY. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund are such as may properly be held by the Fund under the provisions of the Articles of Incorporation and the Prospectus.

     (h) RELIANCE ON CERTIFICATES AND INSTRUCTIONS. The custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by two officers of St. Clair or Authorized Persons. The Custodian shall be entitled to rely upon any Written or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person in the case of Oral Instructions or two Authorized Persons in the case of Written Instructions. St. Clair agrees to forward the Custodian Written Instructions form two Authorized Persons confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand or delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. St. Clair agrees that the fact that such confirming instructions are not received by the custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by St. Clair. St. Clair agrees that the Custodian shall incur no liability to St. Clair in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

     (i) BOOKS AND RECORDS. The books and records pertaining to St. Clair which are now or hereafter in the possession of the Custodian shall be the property of St. Clair. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and regulations and shall, to the extent practicable, be maintained separately for each Fund of St. Clair. St. Clair, St. Clair's authorized representatives and auditors shall have access to such books and records at all times during the Custodian's normal business hours. Upon the reasonable request of St. Clair, copies of any such books and records shall be provided by the custodian to St. Clair or St. Clair's authorized representatives at St. Clair's expense.

     The Custodian shall provide St. Clair with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or a Depository and with such reports on its own systems of internal accounting control in accordance with the requirements of the 1940 Act and as St. Clair may reasonably request from time to time.

     (j) COOPERATION WITH ACCOUNTANTS. The Custodian shall cooperate with St. Clair's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinions, as such may be required from time to time by St. Clair.

     (k) COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. The Custodian shall comply with all applicable requirements of the federal securities and commodities laws, and any other laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Custodian hereunder. Except as specifically set forth herein, the Custodian assumes no responsibility for such compliance by St. Clair.

12.  TERM AND TERMINATION.

     (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter until terminated pursuant to paragraph (b) of this Section 12.

     (b) Either of the parties hereto may terminate this Agreement at any time by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by St. Clair, it shall be accompanied by a certified resolution of the Board of Directors of St. Clair, electing to terminate this Agreement and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

          In the event such notice is given by the Custodian, St. Clair shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Directors of St. Clair, designating a successor custodian or custodians. In the absence of such designation by St. Clair, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If St. Clair fails to designate a successor custodian, St. Clair shall upon the specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System and other securities held in uncertificated form which cannot be delivered to St. Clair) and monies then owned by St. Clair, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System and other uncertificated securities which cannot be delivered to St. Clair.

     (c) Upon the date set forth in such notice under paragraph (b) of this
     Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian deliver directly to the successor custodian on that date all Securities and monies then held by the Custodian on behalf of the Fund, after deducting all fees, expenses and other amounts the payment or reimbursement of which it shall then be entitled.

13.  MISCELLANEOUS.

     (a) Annexed hereto as Appendix A is a certification signed by two of the present officers of St. Clair setting forth the names and the signatures of the present Authorized Persons. St. Clair agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

     (b) Annexed hereto as Appendix B is a certification signed by the present officers of St. Clair setting forth the names and the signatures of the three present officers of St. Clair. St. Clair agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of St. Clair or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of the officers as set forth in the last delivered certification.

     (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 411 West Lafayette, 2nd Floor MasterTrust Mail Code 3438, Detroit, Michigan 48226, Attn.: Julie Elya or at such other place as the Custodian may from time to time designate in writing.

     (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to St. Clair, shall be sufficiently given if addressed to St. Clair and mailed or delivered to Lee P. Munder, President, St. Clair Funds, Inc., 480 Pierce Street, Suite 300, Birmingham, Michigan 48009, or to such other place as St. Clair may from time to time designate in writing.

     (e) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, (i) authorized and approved by a resolution of the Board of Directors of St. Clair, including a majority of the members of the Board of Directors of St. Clair who are not "interested persons" of St. Clair (as defined in the 1940 Act), or (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.

     (f) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by St. Clair without the written consent of the Custodian, or by the Custodian without the written consent of St. Clair authorized or approved by a resolution of the Board of Directors of St. Clair, and any attempt assignment without such written consent shall be null and void.

     (g) This Agreement shall be construed in accordance with the laws of the State of Maryland.

     (h) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and years first above written.


                                        ST. CLAIR FUNDS,INC.

                                        By:  /S/ LISA ANNE ROSEN
                                          --------------------------------------
                                             Name: Lisa Anne Rosen
                                             Title: Secretary and Assistant
                                                    Treasurer

                                        COMERICA BANK

                                        By:  /S/ JULIE ELYA
                                          --------------------------------------
                                             Name: Julie Elya
                                             Title: Vice President

                                   SCHEDULE A

                                  LIST OF FUNDS

Liquidity Plus Money Market Fund
Munder S&P 500 Index Equity Fund
Munder S&P MidCap Index Equity Fund
Munder S&P SmallCap Index Equity Fund
Munder Foreign Equity Fund
Munder Aggregate Bond Index Fund



                                      ST. CLAIR FUNDS, INC.
                                      By:  /S/ LISA ANNE ROSEN
                                        ----------------------------------------
                                      Title:  Secretary and Assistant Treasurer


                                      COMERICA BANK

                                      By:  /S/ JULIE ELYA
                                        ----------------------------------------
                                      Title:   Vice President

                                   SCHEDULE B

                                  FEE SCHEDULE


ANNUAL FEE

Computed daily and payable monthly based on the aggregate average daily net assets of St. Clair Funds, Inc.

         First $100 million of net assets            .03%
         Next $500 million of net assets             .02%
         Over $600 million of net assets             .01%

TRANSITION CHARGES

         DTC Trades                                           $2.00 per trade
         Fed Book Entry Trade                                 $12.00 per trade
         U.S. Physical Trade                                  $25.00 per trade

                                   APPENDIX A


     I, Lisa A. Rosen, Secretary of St. Clair Funds, Inc., a Maryland corporation ("St. Clair") do hereby certify that:

     The individuals shown on Exhibit A attached hereto have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of St. Clair and the signatures set forth opposite their respective names are their true and correct signatures.

                                      St. Clair Funds, Inc.

                                      /S/ LISA A. ROSEN
                                      ---------------------------
                                      Lisa A. Rosen, Secretary



                                    EXHIBIT A
NAME                                                    SIGNATURE

Steven Albrecht                                         /s/ Steven Albrecht
                                                        ------------------------
Joseph Aceto
                                                        ------------------------
Leonard J. Barr II                                      /s/ Leonard Barr
                                                        ------------------------
Kristopher Belken
                                                        ------------------------
Stephanie Benson
                                                        ------------------------
Chelia Cicione
                                                        ------------------------
Ann Conrad                                              /s/ Ann Conrad
                                                        ------------------------
Philip D. Dano
                                                        ------------------------
Patti DePace
                                                        ------------------------
John E. Dicker
                                                        ------------------------
Arnold K. Douville
                                                        ------------------------
Edward Eberle
                                                        ------------------------
Sharon Fayolle                                          /s/ Sharon Fayolle
                                                        ------------------------
Terry H. Gardner                                        /s/ Terry H. Gardner
                                                        ------------------------
Cheryl Z. Germeroth                                     /s/ Cheryl Z. Germeroth
                                                        ------------------------
Michael Georgio
                                                        ------------------------
Mike Gura
                                                        ------------------------
Allan Harris
                                                        ------------------------
Otto G. Hinzmann, Jr.                                   /s/ Otto G. Hinzmann, Jr
                                                        ------------------------
Peter Hoglund                                           /s/ Peter Hoglund
                                                        ------------------------
Brian T. Jeffries
                                                        ------------------------
Todd Johnson
                                                        ------------------------
Julie Kahan
                                                        ------------------------
Anne Kennedy                                            /s/ Anne Kennedy
                                                        ------------------------
Theodore Miller
                                                        ------------------------
Francis Murphy
                                                        ------------------------
Lee P. Munder                                           /s/ Lee P. Munder
                                                        ------------------------
Greg Prost                                              /s/ Greg Prost
                                                        ------------------------
Ronald Reed
                                                        ------------------------
David Rever                                             /s/ David Rever
                                                        ------------------------
D. Gary Richardson                                      /s/ D. Gary Richardson
                                                        ------------------------
James Robinson                                          /s/ James Robinson
                                                        ------------------------
Lisa A. Rosen                                           /s/ Lisa A. Rosen
                                                        ------------------------
Peter Root                                              /s/ Peter Root
                                                        ------------------------
Robert Samrah
                                                        ------------------------
Kenneth Schluchter
                                                        ------------------------
Gerald Seizert                                          /s/ Gerald Seizert
                                                        ------------------------
Susan Verdun                                            /s/ Susan Verdun
                                                        ------------------------
Joseph A. Viselli
                                                        ------------------------
Jeffrey A. Wrona
                                                        ------------------------
Carl Wilk
                                                        ------------------------

                                   APPENDIX B

     I, Lisa A. Rosen, Secretary of St. Clair Funds, Inc., a Maryland corporation ("St. Clair"), do hereby certify that:

     The following individuals serve in the following positions with St. Clair and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with St. Clair's Articles of Organization and the signatures set forth opposite their respective names are their true and correct signatures:


NAME                                  POSITION                                   SIGNATURE

Charles W. Elliott                    Chairman of the Board of Directors
                                                                                 ---------------------------------
John D. Rakolta, Jr.                  Vice Chairman
                                                                                 ---------------------------------
Lee P. Munder                         President                                  /s/ Lee P. Munder
                                                                                 ---------------------------------
Terry H. Gardner                      Vice President Chief Financial
                                      Officer and Treasurer                      /s/ Terry H. Gardner
                                                                                 ---------------------------------
Leonard J. Barr II                    Vice President                             /s/ Leonard J. Barr II
                                                                                 ---------------------------------
Ann F. Putallaz                       Vice President                             /s/ Ann F. Putallaz
                                                                                 ---------------------------------
James C. Robinson                     Vice President                             /s/ James C. Robinson
                                                                                 ---------------------------------
Gerald L. Seizert                     Vice President                             /s/ Gerald L. Seizert
                                                                                 ---------------------------------
Paul D. Tobias                        Vice President                             /s/ Paul D. Tobias
                                                                                 ---------------------------------
Elyse G. Essick                       Vice President                             /s/ Elyse G. Essick
                                                                                 ---------------------------------
Richard H. Rose                       Assistant Treasurer
                                                                                 ---------------------------------
Lisa A. Rosen                         Secretary and Assistant Treasurer          /s/ Lisa A. Rosen
                                                                                 ---------------------------------
Teresa M.R. Hamlin                    Assistant Secretary
                                                                                 ---------------------------------
Julie A. Tedesco                      Assistant Secretary
                                                                                 ---------------------------------